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                                                                    EXHIBIT 14.3




ERNST&YOUNG      ERNST & YOUNG EGYPT                  Phone: +20 2 336 2000
                 37 El Ahrar Street, Mobica Tower     Fax: +20 2 760 0818
                 P.O. Box 97 Dakki, Giza-Egypt        cairo.office@eg.ey.com
                                                      ----------------------
                                                      www.ey.com/eyme


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-12608 and 333-13716 and 333-102247) of Delta Galil Industries Ltd. of our report dated May 10, 2004 relating to the financial statements, which appears in this Form 20-F.

EMAD H. RAGHEB


CAIRO


JUNE 15, 2004